UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2020

Baker Hughes Company	Baker Hughes Holdings LLC
 (Exact name of registrant as specified in charter)

Delaware	1-38143	81-4403168	Delaware	1-09397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield
Houston,	Texas	77073-5101
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKR	New York Stock Exchange
5.125% Senior Notes due 2040	-	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers,

On October 29, 2020, the Board of Directors (the "Board") of Baker Hughes Company (the "Company") approved the Baker Hughes Company Executive Change in Control Severance Plan (the "Plan"), pursuant to which the Company's Named Executive Officers and certain other Executives and Non-US Executives (the "Participants") will be eligible to receive replacement income and certain other benefits if their employment is terminated under certain circumstances in conjunction with a Change in Control. Capitalized terms used and not defined in this Current Report on Form 8-K have the respective meanings assigned to them in the Plan.

The individuals who shall be eligible to participate in the Plan shall be the Named Executive Officers as well as the Executives and Non-US Executives who are selected by the Compensation Committee of the Board (the "Committee"). The Committee shall notify an Executive who has been selected for participation of his or her eligibility to participate in the Plan by furnishing him or her a written notification of participation that specifies (in the case of an individual other than the Chief Executive Officer) whether he or she is a Level 1 or a Level 2 executive for purposes of the Plan.

Under the Plan, any Participant who incurs a Termination of Employment during the Term of the Plan in connection with a Change in Control will be entitled to receive the following benefits:

a.a cash severance benefit in an amount equal to the Participant's Highest Base Salary multiplied by either 2.5, 2.0 or 1.5 (determined by executive level);

b.a cash severance benefit in an amount equal to the target percentage under the Participant's Bonus for the Termination of Employment year prorated to the Participant's Employment Termination Date, plus an additional sum which is the product of: (A) target percentage under the Participant's Bonus for the Termination of Employment year, multiplied by (B) Participant's Highest Base Salary and multiplied by (C) 2.5, 2.0 or 1.5 (determined by executive level);

c.accident and health insurance coverage for 2.5, 2.0 or 1.5 years (determined by executive level) following the Participant's Employment Termination Date; and eligibility for retiree medical coverage in accordance with Section 4.2(d) of the Plan following this period if the Participant would have been eligible for retiree medical coverage had he or she continued employment through the end of this period; and

d.an amount equal to the amount of interest that would be earned on the amounts specified in (a) and (b) above to the extent subject to a six-month delay in payment for Specified Employees.

The above summary of the terms of the Plan is not a complete description thereof and is qualified in its entirety by the full text of the Plan which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits. (Information furnished in this Item 9.01 is furnished pursuant to Item 9.01.)
(d) Exhibits.

10.1	Baker Hughes Company Executive Change in Control Severance Plan
101.SCH*	Inline XBRL Schema Document
101.CAL*	Inline XBRL Calculation Linkbase Document
101.LAB*	Inline XBRL Label Linkbase Document
101.PRE*	Inline XBRL Presentation Linkbase Document
101.DEF*	Inline XBRL Definition Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
* Furnished herewith.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES COMPANY

Dated: October 29, 2020	By:	/s/ Lee Whitley
Lee Whitley Vice President and Corporate Secretary

BAKER HUGHES HOLDINGS LLC

Dated: October 29, 2020	By:	/s/ Lee Whitley
Lee Whitley Vice President and Corporate Secretary

INDEX

Exhibit No.	Description
10.1	Baker Hughes Company Executive Change in Control Severance Plan
101.SCH	Inline XBRL Schema Document
101.CAL	Inline XBRL Calculation Linkbase Document
101.LAB	Inline XBRL Label Linkbase Document
101.PRE	Inline XBRL Presentation Linkbase Document
101.DEF	Inline XBRL Definition Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)